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                                AMENDMENT NO. 1
                                     TO THE
                     SECOND AMENDMENT AND RESTATEMENT OF THE
                             PROFIT SHARING PLAN OF
                       DELAWARE GROUP DELAWARE FUND, INC.
                             EFFECTIVE APRIL 1, 1989

         This Amendment is made this 21st day of December, 1995, by Delaware Group Delaware fund, Inc. (the "Employer").

                                   WITNESSETH:
                                   -----------

         WHEREAS, the Employer adopted the second amendment and restatement of the Profit Sharing Plan of Delaware Management Company, Inc. (the "Plan"), effective April 1, 1989; and

         WHEREAS, the Employer desires to clarify the provisions of the Plan pertaining to the crediting of service for vesting purposes.

         NOW THEREFORE, Section 2.28 of the Plan is hereby amended as follows:

         "2.28 "Year of Service" shall mean the completion by an Employee of 1,000 or more Hours of Service during his initial Eligibility Computation Period and during any Plan Year, beginning with the Plan Year which commences after the Employee first performs an Hour of Service. However, for the period from October 1, 1988 through March 31, 1990, an Employee shall be given credit for a Year of Service if he completes 1,000 Hours of Service during the period October 1, 1988 to September 30, 1989 and shall be given credit for an additional Year of Service if he completes 1,000 Hours of Service during the period April 1, 1989 to March 31, 1990. For purposes of determining a Participant's nonforfeitable right to his Employer Contribution Account, Years of Service shall include an Employee's prior service with Delaware Management Company, Inc. or any other Entity required to be aggregated with Delaware Management Company, Inc. under Sections 414(b) or (c) of the Code."

         IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed by its duly authorized officers and its corporate seal to be impressed hereon the date first written above.

ATTEST:                                     DELAWARE GROUP DELAWARE FUND, INC.

/s/ George M. Chamberlain, Jr.                    By: /s/ Wayne A. Stork
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Senior Vice President/Secretary                       Chairman